.

TEMPUR SEALY REPORTS RECORD THIRD QUARTER 2016 RESULTS
- Net Income Growth of 94%
- EBITDA Growth of 28%
- EPS Growth of 106%

LEXINGTON, KY, October 27, 2016 - Tempur Sealy International, Inc. (NYSE: TPX) today announced financial results for the third quarter ended September 30, 2016. The Company also confirmed financial guidance for the full year 2016.

THIRD QUARTER 2016 FINANCIAL SUMMARY

•
Total net sales decreased 5.4% to $832.4 million from $880.0 million in the third quarter of 2015. On a constant currency basis(1), total net sales decreased 4.6%, with a decrease of 5.8% in the North America business segment and an increase of 1.8% in the International business segment.

•	Gross margin under U.S. generally accepted accounting principles ("GAAP") was 43.5% as compared to 40.9% in the third quarter of 2015.

•
GAAP operating income increased 18.2% to $131.1 million, or 15.7% of net sales, as compared to $110.9 million, or 12.6% of net sales, in the third quarter of 2015. Operating income in the third quarter of 2015 included $5.5 million of integration costs, $5.2 million of additional costs related to executive management transition and retention compensation and $2.4 million of restructuring costs. Operating income increased 5.7% as compared to adjusted operating income(1) of $124.0 million, or 14.1% of net sales, in the third quarter of 2015.

•
GAAP net income increased 93.5% to $77.8 million as compared to $40.2 million in the third quarter of 2015. GAAP net income increased 11.3% to $77.8 million as compared to adjusted net income(1) of $69.9 million in the third quarter of 2015. The Company had no adjustments to GAAP net income in the third quarter of 2016.

•
Earnings before interest, tax, depreciation and amortization ("EBITDA")(1) increased 27.7% to $155.0 million as compared to $121.4 million for the third quarter of 2015. EBITDA(1) increased 8.9% as compared to adjusted EBITDA(1) of $142.3 million in the third quarter of 2015.

•
GAAP earnings per diluted share ("EPS") increased 106.3% to $1.32 as compared to $0.64 in the third quarter of 2015. GAAP EPS increased 18.9% to $1.32 as compared to adjusted EPS(1) of $1.11 in the third quarter of 2015.

•
The Company ended the third quarter of 2016 with total debt of $1.7 billion and consolidated funded debt less qualified cash(1) of $1.6 billion. Leverage based on the ratio of consolidated funded debt less qualified cash to adjusted EBITDA(1) was 3.19 times for the trailing twelve months ended September 30, 2016 as compared to 3.30 times for the trailing twelve months ended September 30, 2015.

•
During the third quarter of 2016, the Company repurchased 1.4 million shares of its common stock for a total cost of $96 million. As of September 30, 2016, the Company had approximately $280 million available under its existing share repurchase authorization.

Tempur Sealy International, Inc. Chairman and CEO Scott Thompson commented, "We are pleased to report record EBITDA and GAAP EPS for the quarter. The flexibility of our business model was displayed this quarter as our top line sales were below our original expectations yet we delivered significant margin expansion and 19% EPS growth. We continue to effectively execute on our core strategy to drive our long term operating performance."

THIRD QUARTER KEY HIGHLIGHTS

(in millions, except percentages and per common share amounts)	Three Months Ended		% Change	% Change Constant Currency(1)
	September 30, 2016	September 30, 2015
Net sales	$832.4	$880.0	(5.4)%	(4.6)%
Net income	77.8	40.2	93.5%	98.5%
EPS	1.32	0.64	106.3%	110.9%
Adjusted EPS(1)	1.32	1.11	18.9%	21.6%
EBITDA(1)	155.0	121.4	27.7%	30.2%
Adjusted EBITDA(1)	155.0	142.3	8.9%	11.1%

(1) This is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures and Constant Currency Information" below.

Business Segment Highlights

The Company’s business segments include North America and International. Corporate operating expenses are not included in either of the business segments and are presented separately as a reconciling item to consolidated results.

North America net sales decreased 5.8% to $698.5 million from $741.2 million in the third quarter of 2015. On a constant currency basis(1), North America net sales decreased 5.8%. GAAP gross margin was 41.5% as compared to 38.8% in the third quarter of 2015. GAAP operating margin was 18.4% as compared to 16.0% in the third quarter of 2015, driven primarily by gross margin improvement and lower operating expense inclusive of additional advertising spend.

North America gross margin improved 240 basis points to 41.5% as compared to adjusted gross margin(1) of 39.1% in the third quarter of 2015. Gross margin improvements were primarily driven by operational improvements, pricing actions and product mix. The increase in North America gross margin drove a 200 basis point increase in the Company's North America operating margin to 18.4% as compared to adjusted operating margin(1) of 16.4% in the third quarter of 2015.

International net sales decreased 3.5% to $133.9 million from $138.8 million in the third quarter of 2015. On a constant currency basis(1), International net sales increased 1.8%. GAAP gross margin was 53.8% as compared to 51.8% in the third quarter of 2015. GAAP operating margin was 19.1% as compared to 16.6% in the third quarter 2015, driven primarily by the increase in gross margin.

International gross margin increased 110 basis points to 53.8% as compared to adjusted gross margin(1) of 52.7% in the third quarter of 2015. The increase in gross margin was primarily driven by operational improvements and improved product mix. The increase in International gross margin drove a 60 basis point increase in the Company's International operating margin to 19.1% as compared to adjusted operating margin(1) of 18.5% in the third quarter of 2015.

Corporate GAAP operating expense decreased 25.2% to $22.8 million from $30.5 million in the third quarter of 2015. In the third quarter of 2015, the Company recorded $4.9 million of additional costs related to executive management transition and retention compensation, $2.0 million of integration costs and $0.5 million of restructuring costs. Corporate operating expense decreased 1.3% to $22.8 million as compared to adjusted operating expense(1) of $23.1 million in the third quarter of 2015.

Balance Sheet

As of September 30, 2016, the Company reported $89.0 million in cash and cash equivalents and $1.7 billion in total debt, as compared to $153.9 million in cash and cash equivalents and $1.5 billion in total debt as of December 31, 2015.

Financial Guidance

The Company also today confirmed its financial guidance for 2016. For the full year 2016, the Company currently expects adjusted EBITDA(1) to range from $500 million to $525 million.

Conference Call Information

Tempur Sealy International, Inc. will host a live conference call to discuss financial results today, October 27, 2016 at 8:00 a.m. Eastern Time. The dial-in number for the conference call is 800-850-2903. The dial-in number for international callers is 224-357-2399. The call is also being webcast and can be accessed on the investor relations section of the Company's website, http://www.tempursealy.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for 30 days.

Non-GAAP Financial Measures and Constant Currency Information

For additional information regarding adjusted net income, adjusted EPS, adjusted gross profit, adjusted gross margin, adjusted operating income (expense), adjusted operating margin, EBITDA, adjusted EBITDA, consolidated funded debt, and consolidated funded debt less qualified cash (all of which are non-GAAP financial measures), please refer to the reconciliations and other information included in the attached schedules. For information on the methodology used to present information on a constant currency basis, please refer to “Constant Currency Information” included in the attached schedules.

Forward-looking Statements

(1) This is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures and Constant Currency Information" below.

This press release contains "forward-looking statements," within the meaning of the federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "estimates," "expects," "guidance," "anticipates," "projects," "plans," "proposed," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding adjusted EBITDA for 2016 and performance generally for 2016 and subsequent periods. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include risks associated with the Company’s capital structure and debt level; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in product and channel mix and the impact on the Company's gross margin; changes in interest rates; the impact of the macroeconomic environment in both the U.S. and internationally on the Company's business segments; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the effects of consolidation of retailers on revenues and costs; changes in demand for the Company's products by significant retailer customers; the Company’s ability to expand brand awareness, distribution and new products; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the outcome of various pending tax audits or other tax, regulatory or investigation proceedings; changing commodity costs; the effect of future legislative or regulatory changes; and disruptions to the implementation of the Company's strategic priorities and business plan caused by abrupt changes in the Company's senior management team and Board of Directors.

Other potential risk factors include the risk factors discussed under the heading "Risk Factors" under ITEM 1A of Part 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2015. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

About Tempur Sealy International, Inc.

Tempur Sealy International, Inc. (NYSE: TPX) is the world’s largest bedding provider. Tempur Sealy International, Inc. develops, manufactures and markets mattresses, foundations, pillows and other products. The Company’s brand portfolio includes many highly recognized brands, including TEMPUR®, Tempur-Pedic®, Sealy®, Sealy Posturepedic® and Stearns & Foster®. World headquarters for Tempur Sealy International, Inc. is in Lexington, KY. For more information, visit http://www.tempursealy.com or call 800-805-3635.

Investor Relations Contact:

Barry Hytinen
Executive Vice President, Chief Financial Officer
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in millions, except per common share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		Chg %	September 30,		Chg %
	2016	2015		2016	2015
Net sales	$832.4	$880.0	(5.4)%	$2,357.8	$2,383.9	(1.1)%
Cost of sales	470.3	520.4		1,367.8	1,448.1
Gross profit	362.1	359.6	0.7%	990.0	935.8	5.8%
Selling and marketing expenses	175.2	175.6		498.1	498.0
General, administrative and other expenses	64.0	79.8		207.6	242.6
Equity income in earnings of unconsolidated affiliates	(2.4)	(2.0)		(8.6)	(8.4)
Royalty income, net of royalty expense	(5.8)	(4.7)		(15.1)	(13.7)
Operating income	131.1	110.9	18.2%	308.0	217.3	41.7%

Other expense, net:
Interest expense, net	20.5	33.2		65.0	74.1
Loss on extinguishment of debt	—	—		47.2	—
Other expense, net	0.3	11.8		—	12.7
Total other expense	20.8	45.0		112.2	86.8

Income before income taxes	110.3	65.9	67.4%	195.8	130.5	50.0%
Income tax provision	(33.7)	(25.0)		(60.2)	(43.6)
Net income before non-controlling interest	76.6	40.9	87.3%	135.6	86.9	56.0%
Less: Net (loss) income attributable to non-controlling interest (1),(2)	(1.2)	0.7		(3.1)	2.1
Net income attributable to Tempur Sealy International, Inc.	$77.8	$40.2	93.5%	$138.7	$84.8	63.6%

Earnings per common share:
Basic	$1.34	$0.65		$2.31	$1.38
Diluted	$1.32	$0.64	106.3%	$2.28	$1.36	67.6%
Weighted average common shares outstanding:
Basic	58.2	62.1		60.1	61.4
Diluted	58.8	62.9		60.8	62.5

(1)
Net (loss) income attributable to the Company's redeemable non-controlling interest in Comfort Revolution, LLC for the three months ended September 30, 2016 and 2015 represented $(1.2) million and $0.5 million, respectively. Net (loss) income attributable to the Company's redeemable non-controlling interest in Comfort Revolution, LLC for the nine months ended September 30, 2016 and 2015 represented $(3.1) million and $1.0 million, respectively.

(2)
As of September 30, 2015, the redemption value exceeded the accumulated earnings of the Company's redeemable non-controlling interest in Comfort Revolution, LLC. Accordingly, for the three and nine months ended September 30, 2015, the Company recorded a $0.2 million and $1.1 million adjustment, net of tax, respectively, to adjust the carrying value of redeemable non-controlling interest to its redemption value. As of September 30, 2016, the accumulated earnings exceeded the redemption value and, accordingly, a redemption value adjustment was not necessary for the three or nine months ended September 30, 2016.

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheet
(in millions)

	September 30, 2016	December 31, 2015
ASSETS	(unaudited)

Current Assets:
Cash and cash equivalents	$89.0	$153.9
Accounts receivable, net	404.3	379.4
Inventories, net	214.3	199.2
Prepaid expenses and other current assets	61.7	76.6
Total Current Assets	769.3	809.1
Property, plant and equipment, net	365.1	361.7
Goodwill	719.7	709.4
Other intangible assets, net	686.3	695.4
Deferred income taxes	25.4	12.2
Other non-current assets	180.4	67.7
Total Assets	$2,746.2	$2,655.5

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$237.9	$266.3
Accrued expenses and other current liabilities	285.1	254.0
Income taxes payable	23.1	11.2
Current portion of long-term debt	66.1	181.5
Total Current Liabilities	612.2	713.0
Long-term debt, net	1,619.0	1,273.3
Deferred income taxes	192.2	195.4
Other non-current liabilities	162.2	171.2
Total Liabilities	2,585.6	2,352.9

Redeemable Non-Controlling Interest	9.3	12.4

Total Stockholders' Equity	151.3	290.2
Total Liabilities, Redeemable Non-Controlling Interest and Stockholders' Equity	$2,746.2	$2,655.5

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Nine Months Ended
	September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income before non-controlling interest	$135.6	$86.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54.3	54.9
Amortization of stock-based compensation	15.3	16.4
Amortization of deferred financing costs	3.0	18.7
Bad debt expense	3.2	4.4
Deferred income taxes	(15.7)	(21.4)
Dividends received from unconsolidated affiliates	7.3	3.0
Equity income in earnings of unconsolidated affiliates	(8.6)	(8.4)
Non-cash interest expense on 8.0% Sealy Notes	4.0	4.5
Loss on extinguishment of debt	47.2	—
Loss on sale of assets	0.8	1.2
Foreign currency adjustments and other	(1.5)	4.7
Changes in operating assets and liabilities	(135.1)	(31.7)
Net cash provided by operating activities	109.8	133.2

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(41.9)	(51.1)
Proceeds from disposition of business and other	—	6.9
Net cash used in investing activities	(41.9)	(44.2)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings under long-term debt obligations	1,871.5	855.4
Repayments of borrowings under long-term debt obligations	(1,659.3)	(974.4)
Proceeds from exercise of stock options	15.2	16.7
Excess tax benefit from stock-based compensation	6.0	19.7
Treasury stock repurchased	(319.7)	(1.3)
Payment of deferred financing costs	(6.6)	(6.4)
Fees paid to lenders	(7.8)	—
Call premium on 2020 Senior Notes	(23.6)	—
Proceeds from purchase of treasury shares by CEO	—	5.0
Other	0.1	(2.1)
Net cash used in financing activities	(124.2)	(87.4)
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(8.6)	7.7
(Decrease) increase in cash and cash equivalents	(64.9)	9.3
CASH AND CASH EQUIVALENTS, beginning of period	153.9	62.5
CASH AND CASH EQUIVALENTS, end of period	$89.0	$71.8

Summary of Channel Sales

The following table highlights net sales information, by channel and by segment, for the three months ended September 30, 2016 and 2015:

	Three Months Ended September 30,
(in millions)	Consolidated		North America		International
	2016	2015	2016	2015	2016	2015
Retail (1)	$753.7	$800.3	$663.1	$703.3	$90.6	$97.0
Other (2)	78.7	79.7	35.4	37.9	43.3	41.8
	$832.4	$880.0	$698.5	$741.2	$133.9	$138.8

(1)	The Retail channel includes furniture and bedding retailers, department stores, specialty retailers and warehouse clubs.
(2)	The Other channel includes direct-to-consumer, third party distributors, hospitality and healthcare customers.

Summary of Product Sales

The following table highlights net sales information, by product and by segment, for the three months ended September 30, 2016 and 2015:

	Three Months Ended September 30,
(in millions)	Consolidated		North America		International
	2016	2015	2016	2015	2016	2015
Bedding (1)	$773.7	$801.0	$667.6	$690.8	$106.1	$110.2
Other (2)	58.7	79.0	30.9	50.4	27.8	28.6
	$832.4	$880.0	$698.5	$741.2	$133.9	$138.8

(1)	Bedding products include mattresses, foundations, and adjustable foundations.
(2)	Other products include pillows and various other comfort products.

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(in millions, except percentages, ratios and per common share amounts)

The Company provides information regarding adjusted net income, adjusted EPS, adjusted gross profit, adjusted gross margin, adjusted operating income (expense), adjusted operating margin, EBITDA, adjusted EBITDA, consolidated funded debt and consolidated funded debt less qualified cash, which are not recognized terms under GAAP and do not purport to be alternatives to net income and earnings per share as a measure of operating performance or total debt. The Company believes these non-GAAP measures provide investors with performance measures that better reflect the Company’s underlying operations and trends, including trends in changes in margin and operating expenses, providing a perspective not immediately apparent from net income and operating income. The adjustments management makes to derive the non-GAAP measures include adjustments to exclude items that may cause short-term fluctuations in the nearest GAAP measure, but which management does not consider to be the fundamental attributes or primary drivers of its business, including costs associated with its 2013 acquisition of Sealy Corporation and its subsidiaries and the exclusion of other costs associated with the 2015 Annual Meeting (including executive management transition and retention compensation), legal settlements, costs associated with the completion of the new credit facility and senior notes offering in the second quarter of 2016 and other costs.

The Company believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results from continuing operations and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its consolidated and business segment performance compared to prior periods and the marketplace, to establish operational goals and to provide continuity to investors for comparability purposes. Limitations associated with the use of these non-GAAP measures include that these measures do not present all of the amounts associated with our results as determined in accordance with U.S. GAAP and these non-GAAP measures should be considered supplemental in nature and should not be construed as more significant than comparable measures defined by U.S. GAAP. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies. For more information about these non-GAAP measures and a reconciliation to the nearest GAAP measure, please refer to the reconciliations on the following pages.

Constant Currency Information

In this press release the Company refers to, and in other press releases and other communications with investors the Company may refer to, net sales or earnings or other historical financial information on a “constant currency basis”, which is a non-GAAP financial measure. These references to constant currency basis do not include operational impacts that could result from fluctuations in foreign currency rates. To provide information on a constant currency basis, the applicable financial results are adjusted based on a simple mathematical model that translates current period results in local currency using the comparable prior corresponding period’s currency conversion rate. This approach is used for countries where the functional currency is the local country currency. This information is provided so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby facilitating period-to-period comparisons of business performance.

Adjusted Net Income and Adjusted EPS

A reconciliation of GAAP net income to adjusted net income and a calculation of adjusted EPS is provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments as described in the footnotes at the end of this release.

The following table sets forth the reconciliation of the Company’s GAAP net income to adjusted net income and a calculation of adjusted EPS for the three months ended September 30, 2016 and 2015:

Please refer to Footnotes at the end of this release.

	Three Months Ended
(in millions, except per share amounts)	September 30, 2016	September 30, 2015
GAAP net income	$77.8	$40.2
German legal settlement (1)	—	17.6
Interest expense (2)	—	12.0
Other income (3)	—	(9.5)
Integration costs (4)	—	6.1
Executive management transition and retention compensation (5)	—	5.2
Restructuring costs (6)	—	2.4
Tax adjustments (7)	—	(4.1)
Adjusted net income	$77.8	$69.9

Adjusted earnings per common share, diluted	$1.32	$1.11

Diluted shares outstanding	58.8	62.9

Adjusted Gross Profit and Gross Margin and Adjusted Operating Income (Expense) and Operating Margin

A reconciliation of GAAP gross profit and gross margin to adjusted gross profit and gross margin, respectively, and GAAP operating income (expense) and operating margin to adjusted operating income (expense) and operating margin, respectively, is provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments as described in the footnotes at the end of this release.

The following table sets forth the Company's reported GAAP gross profit and operating income (expense) for the three months ended September 30, 2016. The Company had no adjustments to GAAP gross profit and operating income (expense) for the three months ended September 30, 2016.

	Three Months Ended September 30, 2016
(in millions, except percentages)	Consolidated	Margin	North America	Margin	International	Margin	Corporate
Net sales	$832.4		$698.5		$133.9		$—

Gross profit	$362.1	43.5%	$290.1	41.5%	$72.0	53.8%	$—

Operating income (expense)	$131.1	15.7%	$128.3	18.4%	$25.6	19.1%	$(22.8)

The following table sets forth the reconciliation of the Company's reported GAAP gross profit and operating income (expense) to the calculation of adjusted gross profit and operating income (expense) for the three months ended September 30, 2015:

	Three Months Ended September 30, 2015
(in millions, except percentages)	Consolidated	Margin	North America (8)	Margin	International (9)	Margin	Corporate (10)
Net sales	$880.0		$741.2		$138.8		$—

Gross profit	$359.6	40.9%	$287.7	38.8%	$71.9	51.8%	$—
Adjustments	3.5		2.2		1.3		—
Adjusted gross profit	$363.1	41.3%	$289.9	39.1%	$73.2	52.7%	$—

Operating income (expense)	$110.9	12.6%	$118.4	16.0%	$23.0	16.6%	$(30.5)
Adjustments	13.1		3.0		2.7		7.4
Adjusted operating income (expense)	$124.0	14.1%	$121.4	16.4%	$25.7	18.5%	$(23.1)

Please refer to Footnotes at the end of this release.

EBITDA, Adjusted EBITDA and Consolidated funded debt less qualified cash

The following reconciliations are provided below:

•	GAAP net income to EBITDA and adjusted EBITDA

•	Total debt to consolidated funded debt less qualified cash

•	Ratio of consolidated funded debt less qualified cash to adjusted EBITDA

Management believes that presenting these non-GAAP measures provides investors with useful information with respect to the Company’s operating performance and comparisons from period to period, as well as general information about the Company's progress in reducing its leverage.

The following table sets forth the reconciliation of the Company’s reported GAAP net income to the calculations of EBITDA and adjusted EBITDA for the three months ended September 30, 2016 and 2015:

	Three Months Ended
(in millions)	September 30, 2016	September 30, 2015
GAAP net income	$77.8	$40.2
Interest expense	20.5	33.2
Income taxes	33.7	25.0
Depreciation and amortization	23.0	23.0
EBITDA	$155.0	$121.4
Adjustments:
German legal settlement (1)	—	17.6
Other income (3)	—	(9.5)
Integration costs (4)	—	6.1
Executive management transition and retention compensation (5)	—	4.3
Restructuring costs (6)	—	2.2
Redemption value adjustment on redeemable non-controlling interest, net of tax (11)	—	0.2
Adjusted EBITDA	$155.0	$142.3

Please refer to Footnotes at the end of this release.

The following table sets forth the reconciliation of the Company's net income to the calculations of EBITDA and adjusted EBITDA for the trailing twelve months ended September 30, 2016 and 2015:

	Trailing Twelve Months Ended
(in millions)	September 30, 2016	September 30, 2015
Net income	$127.4	$131.4
Interest expense	87.0	95.5
Loss on extinguishment of debt	47.2	—
Income taxes	142.0	64.8
Depreciation and amortization	92.2	94.1
EBITDA	$495.8	$385.8
Adjustments
Restructuring costs (6)	9.7	2.2
Integration costs (4)	6.3	42.9
Executive management transition and retention compensation (5)	4.4	7.3
Pension settlement (12)	1.3	—
Other income (3)	—	(25.1)
German legal settlement (1)	—	17.6
2015 Annual Meeting costs (13)	—	6.3
Financing costs (14)	—	1.0
Redemption value adjustment on redeemable non-controlling interest, net of tax (11)	(1.1)	1.1
Adjusted EBITDA	$516.4	$439.1

Consolidated funded debt less qualified cash	$1,648.9	$1,447.0

Ratio of consolidated funded debt less qualified cash to Adjusted EBITDA	3.19 times	3.30 times
On April 6, 2016, the Company entered into a senior secured credit agreement ("2016 Credit Agreement") with a syndicate of banks, replacing the Company's previous senior secured credit agreement dated December 12, 2012 ("2012 Credit Agreement"). Under the Company's 2016 Credit Agreement, adjusted EBITDA contains certain restrictions that limit adjustments to GAAP net income when calculating adjusted EBITDA. For the twelve months ended September 30, 2016 and 2015, the Company's adjustments to GAAP net income when calculating adjusted EBITDA did not exceed the allowable amount under the 2016 Credit Agreement.

The ratio of adjusted EBITDA under the Company's 2016 Credit Agreement to consolidated funded debt less qualified cash is 3.19 times for the trailing twelve months ending September 30, 2016. The Company's 2016 Credit Agreement requires the Company to maintain a ratio of consolidated funded debt less qualified cash to Adjusted EBITDA of less than 5.00:1.00 times.

The following table sets forth the reconciliation of the Company's reported total debt to the calculation of consolidated funded debt less qualified cash as of September 30, 2016 and 2015. "Consolidated funded debt" and "qualified cash" are terms used in the Company's 2016 Credit Agreement and 2012 Credit Agreement for purposes of certain financial covenants.

(in millions)	September 30, 2016	September 30, 2015
Total debt, net	$1,685.1	$1,459.4
Plus: Deferred financing costs (15)	10.9	26.9
Total debt	1,696.0	1,486.3
Plus: Letters of credit outstanding	19.8	19.8
Consolidated funded debt	$1,715.8	$1,506.1
Less:
Domestic qualified cash (16)	33.8	40.0
Foreign qualified cash (16)	33.1	19.1
Consolidated funded debt less qualified cash	$1,648.9	$1,447.0

Please refer to Footnotes at the end of this release.

Footnotes:

(1)
German legal settlement represents the previously announced €15.5 million ($17.6 million) settlement the Company reached in 2015 with the German Foreign Cartel Office ("FCO") to fully resolve the FCO's antitrust investigation, and related legal fees.

(2)
Interest expense represents non-cash interest costs related to the accelerated amortization of deferred financing costs associated with the $493.8 million voluntary prepayment of the Company’s term loans, subsequent to the issuance by the Company of $450.0 million aggregate principal amount of 5.625% senior notes due 2023.

(3)	Other income includes income from a partial settlement of a legal dispute.
(4)
Integration costs represents costs, including legal fees, professional fees, compensation costs and other charges related to the transition of manufacturing facilities, and other costs related to the continued alignment of the North America business segment related to the Sealy acquisition.

(5)	Executive management transition and retention compensation represents certain costs associated with the transition of certain of the Company's executive officers following the 2015 Annual Meeting.
(6)	Restructuring costs represents costs associated with headcount reduction and store closures.
(7)	Tax adjustments represent adjustments associated with the aforementioned items and other discrete income tax events.
(8)
Adjustments for the North America business segment represent executive management retention costs, integration costs (which include compensation costs, professional fees and other charges related to the transition of manufacturing facilities) and other costs to support the continued alignment of the North America business segment related to the Sealy acquisition.

(9)
Adjustments for the International business segment represent executive management retention costs and integration costs incurred in connection with the introduction of Sealy products in certain international markets.

(10)
Adjustments for Corporate represent executive management transition and retention costs and integration costs which include professional fees and other charges to align the business related to the Sealy acquisition.

(11)	Redemption value adjustment on redeemable non-controlling interest represents an adjustment to the carrying value of the redeemable non-controlling interest to its redemption value.
(12)	Pension settlement represents pension expense recorded in conjunction with a settlement offered to terminated, vested participants in a defined benefit pension plan.
(13)	2015 Annual Meeting costs represent additional costs related to the Company's 2015 Annual Meeting and related issues.
(14)	Financing costs represent costs incurred in connection with the amendment of the 2012 Credit Agreement.
(15)
The Company presents deferred financing costs as a direct reduction from the carrying amount of the related debt in the Condensed Consolidated Balance Sheets. For purposes of determining total debt for financial covenants, the Company has added these costs back to total debt, net as calculated per the Condensed Consolidated Balance Sheet.

(16)
Qualified cash as defined in the 2016 Credit Agreement and 2012 Credit Agreement equals 100.0% of unrestricted domestic cash plus 60.0% of unrestricted foreign cash. For purposes of calculating leverage ratios, qualified cash is capped at $150.0 million.